Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision, of our report dated March 9, 2010 on the consolidated financial statements of FedFirst Financial Corporation and subsidiaries for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus in the Registration Statement on Form S-1 and Form AC.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

July 29, 2010